UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2015, Inteliquent, Inc. (the “Company”) announced that it had entered into a three-year Telecom Master Services Agreement (the “Master Agreement”) and a related services agreement (the “PSTN Agreement”) with T-Mobile US, Inc. (“T-Mobile”), under which the Company expects to provide a range of services to carry local, long distance and toll-free voice traffic between T-Mobile’s network and the public switched telephone network (“PSTN”). T-Mobile accepted the services provided under the PSTN Agreement on August 13, 2015.

The PSTN Agreement provides that T-Mobile will generally use Inteliquent as its sole provider of voice interconnection services for all calls exchanged between T-Mobile and nearly all other voice providers in the United States (excluding certain traffic, including among other things, traffic that is exchanged with other providers over peering arrangements, etc.). Accordingly, the Company expects the PSTN Agreement to result in a significant increase in the volume of traffic that it carries on its network.

Both the Company and T-Mobile have the right to terminate the Master Agreement or any related services agreement in certain circumstances. The Company’s termination rights with respect to the Master Agreement arise upon (i) the occurrence of an uncured material breach by T-Mobile or (ii) a change in applicable laws that has had or will have a material adverse effect on (a) the Company under the Master Agreement or (b) the Company’s ability to provide services under the Master Agreement. T-Mobile may terminate the Master Agreement or any related services agreement, each in whole or in part, upon (i) the occurrence of an uncured material breach by the Company; (ii) a material adverse change to the Company, including the Company becoming insolvent, the Company taking steps toward a bankruptcy filing, the Company losing a major customer, the Company’s Moody’s or S&P credit ratings falling below certain thresholds; the Company entering into contracts outside of the ordinary course of business (such as related to the nonpayment of debts, disposal of assets, or restructuring) or the Company becoming the subject of a formal investigation by a governmental authority or substantive legal proceedings being initiated against the Company by a governmental authority; (iii) proposed changes in applicable laws that have or will have a material adverse effect on T-Mobile’s use of the services provided by the Company; (iv) a transaction resulting in a change in control of the Company either (a) with a direct competitor of T-Mobile or (b) that results in a material degradation of the services provided by the Company; and (v) a force majeure event that continues beyond a designated period. In the event of a material breach by the Company, in addition to its right to terminate the Master Agreement and any related service agreement, T-Mobile is entitled to all other remedies available to it at law or in equity, including, without limitation, monetary damages and equitable injunctive relief, including specific performance and injunctive relief, under any applicable laws.

Item 7.01.	Regulation FD Disclosure.

Also on August 17, 2015, the Company revised upward certain of the Company’s financial estimates for the full year 2015 in the press release announcing the Master Agreement and PSTN Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information, including Exhibit 99.1, furnished in this Item 7.01 is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

/s/ Richard L. Monto
Date: August 18, 2015	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued August 17, 2015.